Exhibit 23.1

Deloitte LLP
La Tour Deloitte
1190 Avenue des Canadiens-de-Montréal
Suite 500
Montreal QC H3B 0M7
Canada
Tel: 514-393-7115
Fax: 514-390-4111
www.deloitte.ca

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-249027 on Form F-10 and to the use of our reports dated March 24, 2022, relating to the financial statements of BRP Inc. (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 40-F for the year ended January 31, 2022.

/s/ Deloitte LLP

Chartered Professional Accountants

Montréal, Canada

March 24, 2022